O'REILLY AUTOMOTIVE, INC.
                           DEFERRED COMPENSATION PLAN


     1. Participants. Any key employee ("Employee") of O'Reilly Automotive, Inc. ("Corporation"), or any wholly owned subsidiary of the Corporation ("Subsidiary"), who is designated by the Board of Directors of the Company ("Board") may elect to become a participant ("Participant") under the Plan by filing a written notice ("Notice") with the Corporation or a Subsidiary of the Corporation for whom the Employee performs his services ("Employer"), in the form prescribed by the Board.

     2. Deferred  Compensation.  Any  Participant  may elect, in accordance with
Section 3 of this Plan, to defer annually the receipt of any portion of the compensation payable to him in the form of base salary and/or cash bonuses by the Employer in any calendar year. Any compensation deferred pursuant to this Section shall be recorded by the Corporation in a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited on each date for payment of compensation, in accordance with the Employer's normal practices. A Participant shall be fully vested at all times in any compensation deferred by him pursuant to this Plan.

     Each Participant shall select one or more of the following investment funds (in multiples of 10% with regard to any individual fund) for use in crediting earnings and any reinvestment of earnings thereon to his Account:

                  o Bankers Trust Money Market Fund
                  o Benham Limited-Term Bond Fund
                  o Bankers Trust Equity 500 Index Fund
                  o Bankers Trust Small Cap Fund
                  o Bankers Trust International Equity Fund

     Changes in a Participant's fund selection(s) are limited to one time per month.


     Nothing contained herein shall require that any deferred compensation be invested in any of the foregoing funds. If a Participant fails to select one of the foregoing funds, a default interest rate selected by the Corporation shall be credited to the Account of the Participant. The amount of compensation that a Participant elects to defer under this Section will remain constant until suspended or modified by the filing of another election with the Corporation by a Participant in accordance with Section 3 of the Plan.

     3. Election To Defer Compensation. The Notice by which a Participant elects to defer compensation as provided in this Plan shall be in writing, signed by the Participant, and delivered to the Corporation on an annual basis not later than 15 days after the initial effective date of the Plan and thereafter prior to December 15 of the calendar year preceding that in which the compensation to be deferred is otherwise payable to the Participant. Such election (and any subsequent election) will continue until suspended or modified in a writing delivered by the Participant to the Corporation, which new election shall only apply to compensation otherwise payable to the Participant after the end of the calendar year in which such election is delivered to the Corporation. Any deferral election made by the Participant shall be irrevocable with respect to any compensation covered by such election, including the compensation payable in the calendar year in which the election suspending or modifying the prior election is delivered to the Corporation.

     4. Participant's Rights Unsecured. The right of the Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Corporation, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Corporation. All amounts credited to an Account shall constitute general assets of the Corporation and may be used by the Corporation at such time and for such purposes as it may deem appropriate. The Plan shall constitute a mere promise to make benefit payments in the future.

     5. Methods of Distribution. Any Participant may elect one of the following options for receiving a distribution of his deferred compensation:

          (a) payment in a cash lump sum at the end of any month and year (a "date certain") that the Participant specifies in the Notice. The portion of the Participant's Account which has been so designated will be valued as of the date certain and a distribution will be made shortly thereafter. A date certain may be changed by the Participant if Notice is given prior to December 15 of the year preceding the year during which the date certain occurs; or

          (b) at retirement. If the Participant elects this option, he must contact the Trustee two months prior to retirement and specify whether he wants:

               (1) payment in a cash lump sum (paid in January of the year following retirement), or

               (2) payment in monthly installments beginning the month following the month of retirement and extending over a specified number of years. In the event of the death of the Participant prior to payment of the entire balance of the Account of the Participant, the remaining balance of the account of the Participant will be paid to the Participant's designated beneficiary.

     If any Participant terminates employment with the Corporation or a Subsidiary for any reason (eg: retirement, death, termination, disability) prior to receiving payments under his elected distribution option, the Participant or, in the event of his death, the Participant's beneficiary will receive a cash lump sum payment.


     A Beneficiary Election Form must be completed by each Participant. A Beneficiary Election Form shall remain in effect until revoked or replaced by the Participant and shall apply to all amounts in the Participant's Account (including future deferrals). In the event that a Participant does not have a valid Beneficiary Election Form in effect, any amount in the Participant's Account at his death shall be paid to his estate.

     6. Prohibition Against Assignment. The payments, benefits or interest provided for under this Plan shall not be subject to any claim of any creditor of any Participant or the beneficiary of any Participant in law or in equity and shall not be subject to attachment, garnishment, execution or other legal process by any such creditor; nor shall the Participant have any right to sell, assign, transfer, pledge, encumber, anticipate, alienate or otherwise dispose of any such payments, benefits or interest.

     7. Amendments to the Plan. The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

     8. Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Account shall be made in the manner and at the time heretofore prescribed;
provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than earnings credited thereon.

     9. Expenses. Costs of administration of the Plan will be paid by the Corporation and/or by such of its Subsidiaries with Employees participating in the Plan as may be determined by the Board.

     10. Notices. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:


          (a) on the date it is personally delivered to the Secretary of the Corporation or a Subsidiary, as the case may be; or

          (b) three business days after it is sent by registered or certified mail, addressed to such Secretary at 233 South Patterson, Springfield, Missouri 65802.


     11. Effective Date. This Plan shall be effective January 1, 1997.


                            O'REILLY AUTOMOTIVE, INC.



                            By: /s/ Steve Pope
                            Name:  Steve Pope
                            Title:  Vice-President of Human Resources